[CBRL GROUP, INC. LOGO]
Post Office Box 787
Lebanon, Tennessee
37088-0787
Phone 615.443.9869

Investor Contact: Lawrence E. White
Senior Vice President/Finance
and Chief Financial Officer
(615) 443-9869

Media Contact: Julie K. Davis
Director Corporate Communications
(615) 443-9266

CBRL GROUP ANNOUNCES STRATEGIC INITIATIVES INTENDED
TO ENHANCE SHAREHOLDER VALUE
- Comprehensive Restructuring Plan includes recapitalization and subsidiary divestiture
- Plan Backed By $1.25 billion in committed financing

Lebanon, Tennessee (March 17, 2006) -- CBRL Group, Inc. (the “Company”) (Nasdaq: CBRL) today announced that its Board of Directors has unanimously approved a comprehensive plan of strategic initiatives for restructuring the Company with the goal of increasing shareholder value. The plan includes:

•	a modified “Dutch Auction” tender offer common stock repurchase plan of up to $800 million;
•	fully committed senior financing of up to $1.25 billion by Wachovia Securities, a portion of which will be utilized to fund the tender offer; and
•
divestiture of the Company’s wholly-owned subsidiary, Logan’s Roadhouse, Inc. (“Logan’s”), the proceeds of which could be used to repurchase additional CBRL common stock, to reduce debt, and/or for other general corporate purposes.

“This plan resulted from the strategic review we began last autumn intended to improve the overall performance of the Company and to enhance value for our shareholders,” said Chairman, President and Chief Executive Officer Michael A. Woodhouse. “We believe that these initiatives will deliver to our shareholders value formerly not fully recognized by the market.

“The plan provides balance between short term and long term investment goals for shareholders,” Woodhouse added. “Those shareholders who have seen the value of their shares increase and who wish now to realize that value will have an opportunity to do so by participating in the modified Dutch Auction tender offer. At the same time, those shareholders who have longer-term goals of continued ownership can participate in the future performance of the Company, including the potential benefit from the reduced number of shares outstanding after the tender offer and the growth in value to be expected in future years as debt is paid down. Although the plan represents significant new indebtedness on the part of the Company, we believe that the cash flow from our Cracker Barrel Old Country Store (“Cracker Barrel”) concept will continue to be strong and more than sufficient to service the debt and finance Cracker Barrel’s continued expansion. Furthermore, the committed financing retains our substantial ownership of real estate, preserving continued underlying financial strength, stability and flexibility.”

CBRL’s financial advisor, Wachovia Securities, assisted in developing the restructuring plan and will arrange and lead a syndicate of banks and financial institutions that will provide the financing. Wachovia Securities will fully underwrite the $1.25 billion financing, and closing of the financing will be subject to negotiation of loan documentation and the satisfaction of customary conditions. The Company anticipates closing on the proposed $1.25 billion financing on or before May 15, 2006. It expects the financing will take the form of an $800 million conventional bank term loan, a $250 million bank revolving credit facility, and a $200 million delayed draw term loan, which could be used for a future refinancing of the Company’s existing convertible debt. The modified Dutch Auction tender offer is expected to commence in April and terminate at or about the time of the closing of the financing.

The divestiture of Logan’s is expected to be completed by the end of the fourth quarter of fiscal 2006 or during the first quarter of fiscal 2007. In compliance with Securities and Exchange Commission rules and guidelines, the Company will cease reporting Logan’s sales in its monthly sales update press releases.

The Company will host a conference call to discuss these transactions at 10:30 a.m. CST, Friday, March 17, 2006. The live broadcast of this conference call will be available to the public on-line at investorcalendar.com or cbrlgroup.com today beginning at 10:30 a.m. (CST). The on-line replay will follow immediately and continue for seven days.

Headquartered in Lebanon, Tennessee, CBRL Group, Inc. presently operates 536 Cracker Barrel Old Country Store restaurants and gift shops located in 41 states and 133 company-operated and 24 franchised Logan’s Roadhouse restaurants in 20 states.

Except for specific historical information, many of the matters discussed in this press release may express or imply projections of revenues or expenditures, statements of plans and objectives or future operations or statements of future economic performance. These, and similar statements are forward-looking statements concerning matters that involve risks, uncertainties and other factors which may cause the actual performance of CBRL Group, Inc. and its subsidiaries and the plans it has proposed to differ materially from those expressed or implied by this discussion. All forward-looking information is provided by the Company pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995 and should be evaluated in the context of these factors. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “trends,” “assumptions,” “target,” “guidance,” “outlook,” “plans,” “goals,” “objectives,” “expectations,” “near-term,” “long-term,” “projection,” “may,” “will,” “would,” “could,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “potential” or “continue” (or the negative or other derivatives of each of these terms) or similar terminology Factors which could materially affect actual results include, but are not limited to: the ability of the Company to execute capital structure or other initiatives intended to enhance long-term shareholder value including the initiatives disclosed in this press release; the ability of the Company to complete the financing necessary to consummate the Dutch Auction tender offer; the ability of the Company to execute a successful divestiture of its Logan’s Roadhouse, Inc. subsidiary; changes in capital market conditions that could affect valuations of restaurant companies in general or the Company’s goodwill in particular; the effects of incurring substantial indebtedness and associated restrictions on the Company’s financial and operating flexibility and ability to execute or pursue its operating plans and objectives; the ability of the Company to retain key personnel during and after the restructuring process; changes in interest rates or capital market conditions affecting the Company’s financing costs or ability to obtain financing or execute initiatives; the effects of uncertain consumer confidence, higher costs for energy, consumer debt payments, or general or regional economic weakness, or weather on sales and customer travel, discretionary income or personal expenditure activity; the ability of the Company to identify, acquire and sell successful new lines of retail merchandise; competitive marketing and operational initiatives; the ability of the Company to sustain or the effects of plans intended to improve operational execution and performance; the effects of plans intended to promote or protect the Company’s brands and products; the effects of increased competition at Company locations on sales and on labor recruiting, cost, and retention; changes in foreign exchange rates affecting the Company’s future retail inventory purchases; consumer behavior based on negative publicity or concerns over nutritional or safety aspects of the Company’s products or restaurant food in general; changes in or implementation of additional governmental or regulatory rules, regulations and interpretations affecting tax, wage and hour matters, health and safety, pensions, insurance or other undeterminable areas; practical or psychological effects of natural disasters or terrorist acts or war and military or government responses; disruptions to the company’s restaurant or retail supply chain; the ability of and cost to the Company to recruit, train, and retain qualified hourly and management employees the effects of business trends on the outlook for individual restaurant locations and the effect on the carrying value of those locations; the actual results of pending, future or threatened litigation or governmental investigations and the costs and effects of negative publicity associated with these activities; implementation of new or changes in interpretation of existing accounting principles generally accepted in the United States of America (“GAAP”); effectiveness of internal controls over financial reporting and disclosure; and other factors described from time to time in the Company’s filings with the Securities and Exchange Commission, press releases, and other communications.

Wachovia Securities is the trade name for the corporate, investment banking, capital markets and securities research businesses of Wachovia Corporation and its subsidiaries, including Wachovia Capital Markets, LLC (WCM) and Wachovia Securities International Limited. Wachovia Securities is also the trade name for the retail brokerage businesses of WCM’s affiliates, Wachovia Securities, LLC, Wachovia Securities Financial Networks, LLC, Wexford Clearing, LLC, and First Clearing, LLC.

Wachovia Capital Markets, LLC, is a U.S. broker-dealer registered with the U.S. Securities and Exchange Commission and a member of the New York Stock Exchange, the National Association of Securities Dealers, Inc., and the Securities Investor Protection Corp. Wachovia Securities International Limited is a U.K. incorporated investment firm authorized and regulated by the Financial Services Authority.

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